ACM INSTITUTIONAL RESERVES




77.Q1
(1)(a)	Articles of Incorporation-Certificate of Correction -
Incorporated by reference (filed as Exhibit 1(a).to Post-Effective Amendment No. 13 of Registration Statement on Form N-1A, filed August 28, 1997.

   (b)	Articles Supplementary - Incorporated by reference (filed as
Exhibit 1(b).to Post-Effective Amendment No. 13 of Registration
Statement on Form N-1A, filed
August 28, 1997.

(2)	By-Laws - Amended and Restated - Incorporated by reference (filed as
Exhibit 2.to Post-Effective Amendment No. 13 of Registration Statement on Form N-1A, filed August 28, 1997.

(5)	Advisory Agreement between the Registrant and Alliance Capital
Management L.P. - Incorporated by reference (filed as
Exhibit 5.to Post-Effective Amendment No. 13 of Registration Statement on Form N-1A, filed August 28, 1997.